VUZIX

View the Future

Corporate Overview
December 2014





Paul Travers
President
Vuzix Corp. (OTCQB: VUZI)

Cautionary Note Regarding Forward Looking Statements

Certain statements included in this presentation may be considered forward-looking. All statements in this presentation that are not historical facts are forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those implied by such statements, and therefore these statements should not be taken as guarantees of future performance or results. We may use words such as "expects," "anticipates," "intends," "plans," "believes," "could," "seeks," "estimates," and variations of such words and similar expressions in identifying forward-looking statements. The forward-looking statements include statements concerning: our possible or assumed future results of operations; our possible or assumed future results of operations; our business strategies; our ability to attract and retain customers; our ability to sell additional products and services to customers; our cash needs and financing plans; our competitive position; our industry environment; our potential growth opportunities; expected technological advances by us or by third parties and our ability to leverage them; the effects of future regulation; and the effects of competition. These statements are based on our management's beliefs and assumptions and on information currently available to our management. It is important to note that forward-looking statements are not guarantees of future performance, and that our actual results could differ materially from those set forth in any forward-looking statements. Due to risks and uncertainties, actual events may differ materially from current expectations. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading "Risk Factors" in the Company's annual report on Form 10-K filed by Vuzix Corporation and other documents the Company's files from time to time with the SEC. Vuzix disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Vuzix Background


Rochester - HQ
Oxford
Vancouver
Tokyo

- Founded 1997
  - Worldwide operations
- Leading supplier of Wearable display technology
  - Initial focus US Defense markets
- Cornerstone IP and Patent Portfolio
  - 39 patents and 10 patents pending
  - Over $20 million invested plus $19 million in US Government R&D dollars
- Employees
  - 30 total with 12 engineering staff
- Award-winning Technology and Design
  - Immersive Viewing, Virtual and Augmented Reality, Smart Glasses
- Revolutionary Wearable Display Products for Enterprise and Consumer
  - Smart Glasses for Mobility and Video headphones

Wearable Technology – The Revolution is Just Beginning

The market opportunity will be huge:

- ABI Research forecasts the wearable computing device market will grow to 485 million annual device shipments by 2018
- More than 75 million of these will be wearable display or Smart Glasses, creating a >$15 billion product category
- Enterprise market for wearables to surpass consumer market, predicts Deloitte's Consulting
- Gartner Group states: "In 2017, Smart Glasses may begin to save the field service industry $1B per year"
- Smart Glasses – more than just sensors or smartwatch, could replace your smartphone



Smart Glasses will Gain Traction in Enterprise First

- **Google made popular but not ready for consumer:**
  - Monocular products aren't fashionable and so won't fit for average consumers, but will for business
  - No killer or compelling apps over modern smart phone/tablet to attract mass market
- **However, enterprise is already gaining traction:**
  - Good ROIs can be demonstrated in enterprise (productivity of hands free and mobile information access)
  - There are millions of field service, warehouse, maintenance and other enterprise users that will benefit from hands free smart glass solutions
  - And for Vuzix: Higher gross margins, less competition and more open Blue Oceans by not focusing on consumer with monocular products

Ultimately a true eyeglass form is needed to gain general consumer acceptance of smart glasses. Vuzix objective is to introduce fashion Smart Glasses by mid 2015.

Vuzix M100 Smart Glasses Features – Focused on Enterprise



- Hands-free wearable display, computing & communications platform
- Digital see-through display with 1080p camera
- Earbud & microphone
- Inertial sensors, compass & GPS
- Voice recognition, gesture recognition
- WiFi & Bluetooth
- Safety and prescription glasses mountable
- Based on Android and now Running OS 2.0 with iOS and Android compatibility
- Runs thousands of Android apps
- Vuzix App store going live December

Vuzix M100 Smart Glasses - Android and iOS/iPhone compatible

Enhanced with Smart Glasses OS 2.0



Applications For Smart Glasses And Augmented Reality


Industrial - Warehousing
Peer to Peer Communications
Hands Free - Safety
Correct Pick, Place, Ship
Warehouse Navigation
Inventory Control
Minimizes human error while reducing costs!
Off-Shore
Heavy Equipment Operations
Real-Time Communications
Over-The-Shoulder Coaching
Spatial Awareness
Emergency Evacuation Alerts
Work Discrepancy Resolution
Worker safety, less down time!
Medical Applications
Peer to Peer Communications
Pre, Intra, Post OP Checklists
Patient Medical History
Patient's Vital Data
Invasive Procedural Checklist
Symptom Identification & Documentation
Improved quality of care while reducing costs!
Automotive
Peer to Peer Communications
Production Line Checklists
Assembly/Disassembly Assistance
Dealer Technicians
Remote Diagnostics
Training
Minimizing human error while reducing costs!
Airlines
Peer to Peer Communications
Boarding Check-In
Security
Customer Data
Aircraft Maintenance
Flight Operations
Increase passenger safety while reducing costs!
Customer Service
Peer to Peer Communications
Product Stock Status
Shelf Location
Product Specifications
Product Price
Sales Associate Training
Satisfied customers increased revenues!

Real Time, Hands Free, Info on Tap, Image/Video Capture, Scan Code Reading and More…

A Growing List of Industry Leading Customers & Partners

- Global fortune 500 companies have purchased M100 Smart Glasses
- Including: Transportation, Retailers, Telco's, Refiners, Medical, Manufacturing, Warehousing, Airlines, Automotive, etc…

SAP and Vuzix: The future of Field Service

SAP has multiple applications in final test and about to release for the M100

Warehousing to Field Service

http://www.youtube.com/watch?v=UIpGDrSmg38


SAP and Vuzix bring you the future of Field Service

Beginning the Move from Initial Trials to Rolling out Programs

Examples in field service, warehousing, manufacturing and more….


SAP EWM
AR Picking
SAP
smartpick

Partnerships with companies like Lenovo and NTT docomo


Vuzix and Lenovo Partnership
Brings Smart Glasses to China
VUZIX
Building Eco-System and
Taking Orders NOW!


docomo
CEATEC JAPAN 2013
SPECIAL SITE
ドコモ CEATEC JAPAN 2013 スペシャルサイト
07d 10h 42min 05sec
インテリジェントグラス
次世代の情報コンシェルジュの世界

Exclusive China Sales
Co-Branded
Vuzix *"Powered by Lenovo"*

Language Translation Visual and Voice
Facial Recognition and Face Tracking
Open Mobile Alliance

Vuzix Leading the Industry with the Introduction of V720 Video Headphones

- WINNER OF **4** CES 2015 AWARDS
- Next Gen Video Head Phones
  Think Beats headphone with a 120" hi def. Video experience
- HDMI 3D and streaming WiFi ready
- Designed for PCs, Consoles, Smartphones
- 720P - highest resolution with largest FOV at 55+ degrees (Front row of theater)
- AR & VR Application capable with tracking, audio, microphone, camera
- High precision patent pending optics for gaming to work
- Fully immersive video or VR experience



CES Industry Award-Winning Products Last 10 Years

2005 2006 2007 2008 2009 2010 2011 2012 2013 2013 2014 2015

But, for Mass Market the Smart Glasses Form Factor Needs Improvement

- One of the most frequent questions I get: When will Vuzix finally hire a fashion ID firm? Well, its not quite that easy
- Conventional refractive and reflective optics simply have limits

Conventional Optics for Video Viewers & Gaming


Carl Zeiss - Cinemizer


Sony - HMZ


Oculus- Rift

Conventional Options for Smart Glasses


Epson - Moverio


Kopin - Golden-I


Google - Glass

First Cell Phone



Vuzix Technology and IP - SOLVES THE PROBLEM

- Waveguides (patented) that allow true eyeglass form factors
  - Revolutionary way to move light and magnify
  - 1.4mm thin so not bulky like conventional optics
  - Provides significant improvements in mass, costs and optical performances.
- Large FOV HD optics (patents pending)
  - Revolutionary way magnify HD images to mass screen size (up to 200" at 10 feet)
  - Light, compact, low cost that leverage nano lens arrays
  - 1.4mm thin so not bulky like conventional optics


18.6mm

Conventional Optics


1.4mm

Waveguides

Purpose built Waveguide Optics for fashionable Smart Glasses

- New Rochester manufacturing facility operational 9/2/2014
- Proprietary Nano-Imprinting for Low Cost Manufacturing
- HD very thin optics with large FOVs
- Easily scalable to mass market levels







Smart Glasses – B Series for Enterprise and Consumer





- **Will deliver on the promise that Google Glass tried to provide**
- Vuzix Waveguide based optics engine
- First binocular fashion-wear smart glasses coming mid 2015
- Hands-free operation by voice and gesturing
- Hi resolution displays and 1080p camera
- Designed to support Augmented Reality applications
- True eyeglass styling to "cross the chasm" to the mass market

How we do things will Evolve Again
Day in the Life of Cloud Connected You…


ARE YOU LOST?
SARAH
COMMON SPANISH PHRASES:
80 F
The Black Keys
Music Store
PARKING
VITAL SIGNS
RICHARD JONES
101 F
120/80
CHARGE LEFT
54 mph
20 minutes
MICHAEL
19:09

Images: Siddharth Vanchinathan

Going to Market Globally

- US – Multi-year history with Direct accounts and major national distributors
- EMEA – Distributors and VARs in 30+ countries
- Web store with fulfillment and warehouses in US, UK, EU, and Japan
- Apple.com has offered in over 22 EU countries
- Exploring new market sectors and geographic licensing
- Exclusive M100 Smart Glass partnership with Lenovo for China starting Fall 2014

Executive Management

Paul J. Travers, Founder and President and Chief Executive Officer

More than 25 years experience in the consumer electronics field, and 20 years experience in the virtual reality and virtual display fields with Vuzix being his third successful startup

Grant Russell, EVP and Chief Financial Officer

Over 30 years experience leading in the consumer electronics industry with experience such as co-founding Advanced Gravis Computer, the world's largest PC and Macintosh joystick manufacturer at the time

Dan Cui, Vice President of Sales and Business Development

Over 30 years of sales and marketing experience focused on introducing leading edge products on a global basis

Interim Financial Data – 9 months ended Sept 30

	9 Mths Sept 30, 2014	9 Mths Sept 30, 2013
Total Sales	$2,186	$1,778
Cost of Sales	1,372	934
Gross Margin	814	844
Operating Expenses	4,001	3,854
Operating Loss	-3,187	-3,010
Interest and Other	-488	-1,405
Gain (Loss) on Derivative Valuation	2,125	-35
Net Income (Loss)	-1,550	-4,450
Earnings (Loss) Per Share (Diluted)	-$0.15	-$0.93

**Numbers in thousands excluding EPS*
- Q3 2014 revenues up 96% over same period in 2013

Balance Sheet

	Sept 30, 2014	Dec 31, 2013
ASSETS		
Cash	$ 564	$ 310
Accounts Receivable	117	215
Inventory & Prepaids	1,315	1,155
Current Assets	1,996	1,680
Net Fixed Asset & Intangibles	1,948	1,182
TOTAL ASSETS	3,944	2,862
Current Liabilities	2,874	3,661
Long-term Debt	1,122	203
Derivative Liability - Long term [1]	9,921	12,036
Total Liabilities	13,917	15,900
Share Capital	27,869	23,254
(Deficit)	-37,842	-36,292
Stockholder's Equity (Deficit)	-9,973	-13,038
Total Liabilities & Stockholders' Equity	$ 3,944	$ 2,862

**Numbers in thousands*

- Received $726K in cash warrant exercises thus far in Q4

Capitalization Table

Security	Average Exercise Price	As of Sept 30, 2014
Common Shares - Outstanding Currently	–	10,816,363
Preferred Stock	–	–
Convertible Debt (excludes interest)	$2.25	1,066,667
Warrants - Outstanding	$2.75	6,211,411
Options - Outstanding	$4.41	736,274
Fully Diluted		18,830,715

Recent Events:

- 322,800 warrants exercised from during first 60 days of Q-4 2014, with cash proceeds of $726,300
- Convertible debt of $2,400,000 – 5% coupon, due June 2017
- Pricing resets features on remaining warrants and convertible debt driving derivative liability valuation

Vuzix 2014

- Have been transitioning from older products lines that were standalone video viewers with standard definition to Smart and soon HD devices
- Have been focused on 'seeding' key accounts and developers with our M100.
- Investing heavily in our OS 2.0 for our smart glasses and have achieved many enhancements in usability and performance.
- Launched new prescription lenses options and fashion glasses for the M100 with Rochester Optical
- Announced Lenovo China exclusive sales & marketing partnership
- Announced multiple application partners like SAP Warehousing and Field Service
- Generating:
  3 quarters of sequential year over year growth
  Expecting the same in Q4 2014
  The basis for continued growth through 2015



Vuzix in 2015

- Expecting continued growth with the M100 as an Enterprise solution with pilots soon to move to wider adoption (10s to 1000s)
- Expanding developer base and continued launch of new applications, all supported with Vuzix App Store
- Strengthen and expand partnerships to bring M100 across markets (Lenovo, SAP, etc.)
- Release HD Video Headphones products for mobile entertainment and gaming
- Release see-through waveguide based Smart Glasses
- Additional selective engineering and R&D work for military and industry leaders

Vuzix Investment Highlights

- Acknowledged as one the world leaders in Smart Glasses, established over the last 20 years, and at the front end of market opportunities in the billions of dollars
- Extensive cornerstone IP and technology base in wearable displays and smart glasses
- Strong R&D plan and product roadmap to commercialize its next generation technology for both Vuzix and potential third party OEMs and licensees
- Experienced team with a clear vision of the important role that mobile displays will play in the future
- Lenovo China exclusive sales & marketing partnership
- Multiple application partners like SAP Warehousing and Field Service
- Waveguide based fashion glasses being released in 2015



VUZIX

View the Future

Thank You

Vuzix CEO Paul Travers Featured on Fox Business' Opening Bell with Maria Bartiromo

Recorded August 2014 – available at:
http://www.executiveinterviews.com/delivery/v1/mini/default.asp?order=U15738US


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